FOR IMMEDIATE RELEASE

Contacts:
Andrew W. Dorn, Jr.
President and Chief Executive Officer
716-961-1920

Michael J. Rogers
Executive Vice President and Chief Financial Officer
716-961-1980

Great Lakes Bancorp, Inc. Reports 2006 Fourth Quarter Results

Aggressive Branch Development and Significant Loan Growth Continues

Buffalo, New York - February 13, 2007 - Great Lakes Bancorp, Inc. (NYSE: GLK) today announced a net loss of $753 thousand or $0.07 per share for the fourth quarter and a net loss of $896 thousand or $0.10 per share for the year ended December 31, 2006. The Bank recognized a net loss of $1.6 million or $0.38 per share for the fourth quarter of 2005 and a net loss of $468 thousand or $0.11 per share for 2005. Per share amounts reflect a significant increase in shares outstanding resulting from the merger with Bay View Capital Corporation on May 1, 2006.

The 2006 results reflect increases in net interest income and noninterest income, offset by higher operating costs associated with the Bank’s branch development and personnel additions to its lending, support functions and senior management team. The 2005 results included a loss of $3.0 million on the sale of investment securities to improve the Bank’s interest rate risk profile.

Andrew W. Dorn, Jr., President and Chief Executive Officer, was pleased with the progress made in 2006 to position the Bank for future success. “We opened five new branches during the year bringing our network to 14 full-service locations in Western New York and grew our business checking accounts significantly. On the lending side we focused on growing our commercial portfolios for better yield and diversification. The average balances in our commercial real estate and commercial and industrial portfolios grew by 88 percent and 107 percent, respectively, in 2006. We think the interest rate environment will improve sooner or later and we will be well-positioned when it occurs.”

Net interest income for the quarter increased $575 thousand, or 17.9 percent, to $3.8 million compared to the fourth quarter of 2005. This increase resulted from significant growth of the Bank’s loan portfolios as average loan balances increased by $92.5 million, or 22.4 percent, to $505.9 million compared to the fourth quarter of 2005, offset in part, by higher interest costs.

Average interest-bearing liabilities decreased $14.4 million to $692.5 million and average rates paid on those liabilities increased to 4.04 percent from 3.32 percent in the 2006 and 2005 quarters, reflecting the highly competitive retail market. Net interest margins were 1.99 percent for the current quarter compared to 1.78 percent for the fourth quarter of 2005.

Provisions for loan losses were $443 thousand in the current quarter compared to $212 thousand in the fourth quarter of 2005. This increase reflects reserves established in the current quarter on two commercial real estate loans that were placed on nonaccrual status.

The increase in non-performing loans and the change in the allowance for loan losses as a percentage of total loans outstanding was primarily a result of two commercial real estate loans being placed on nonaccrual status and reserved for during the fourth quarter of 2006.

Noninterest income for the current quarter was $600 thousand, representing an increase of $209 thousand or 53.5 percent from the fourth quarter of 2005 after excluding the losses on sales of securities and loans in the 2005 quarter. Noninterest income was up in all categories for the current quarter.

Noninterest expenses increased $1.9 million, or 58.0 percent, to $5.2 million for the current quarter compared to the fourth quarter of 2005. While expenses increased across all categories, the most significant were salaries and employee benefits - up $1.0 million, advertising and professional services - up $283 thousand, and occupancy, equipment and furnishing expenses - up $203 thousand.

Results for the year ended December 31, 2006 reflected similar developments. Net interest income increased $1.1 million, or 7.7 percent, to $15.1 million in 2006. This increase resulted from significant growth in the loan portfolios with average loan balances up $112.0 million, or 31.2 percent, year to year, offset in part, by higher interest costs. Average interest-bearing liabilities increased $27.6 million to $715.2 million and average rates paid on those liabilities increased to 3.86 percent in the 2006 period from 2.94 percent in the 2005 period. Net interest margins were 1.98 percent in 2006 compared to 2.01 percent in 2005.

Provisions for loan losses were $1.0 million in 2006 and $934 thousand in 2005 with loan loss allowance coverage of total loans remaining fairly consistent at 0.73 percent in 2006 and 0.71 percent in 2005.

Noninterest income for 2006 was $2.2 million representing an increase of $815 thousand or 59.4 percent from 2005 when excluding the losses on sales of securities and loans in 2005. Noninterest income was up in all categories from 2005 to 2006.

Noninterest expenses increased $5.1 million, or 39.1 percent, to $18.1 million for the year. While expenses increased across all categories, the most significant increases were salaries and employee benefits - up $3.3 million; advertising and professional services - up $576 thousand; and occupancy, equipment and furnishing expenses - up $442 thousand. These cost increases reflected the Bank’s continued commitment to aggressive completion of its branch network and significant additions to the workforce. As of December 31, 2006, the Bank had 239 FTE employees compared to 185 FTE employees one year ago.

At December 31, 2006, the Bank had total assets of $884.4 million, representing an increase of $109.3 million, or 14.1 percent for the year. On May 1, 2006, assets of the Bank increased by $138.3 million with the Bay View merger.

Mr. Dorn was upbeat about the Bank’s strategic accomplishments in 2006. “We’ve greatly enhanced our support infrastructure and lending teams, added three Bay View directors with significant bank experience to our Board, and built an accomplished senior management team. We are confident these actions will provide long-term shareholder value.”

Annual Meeting of Shareholders
The Company announced that it will hold its 2007 annual meeting of shareholders on May 15, 2007, at 10:00 a.m. local time at its Main Office at 2421 Main Street, Buffalo, New York.

Profile - Great Lakes Bancorp, Inc. is the bank holding company for Greater Buffalo Savings Bank, a Buffalo-based, full-service community savings bank that serves residents and businesses located throughout Western New York.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of Great Lakes Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in nonperforming loans that could result from an economic downturn;(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data

			Quarterly Trends
	Years ended		2006				2005
	December 31,		Fourth	Third	Second	First	Fourth
	2006	2005	Quarter	Quarter	Quarter	Quarter	Quarter

SELECTED INCOME STATEMENT DATA
(Amounts in thousands)

Interest income	$42,729	34,286	10,840	11,137	10,957	9,795	9,128
Interest expense	27,594	20,230	7,049	7,141	7,060	6,344	5,912
Net interest income	15,135	14,056	3,791	3,996	3,897	3,451	3,216
Provision for loan losses	1,030	934	443	29	318	240	212
Net interest income after
provision for loan losses	14,105	13,122	3,348	3,967	3,579	3,211	3,004

Noninterest income:
Service charges on deposit accounts	654	433	174	184	161	135	129
Other fees and service charges	535	317	156	137	131	111	94
Earnings on bank-owned life insurance	469	471	121	117	116	115	116
Loan fee income	338	85	91	88	135	24	27
Gain (loss) on sale of securities, net	-	(3,027)	-	-	-	-	(3,147)
Loss on sale of loans	16	(226)	16	-	-	-	(226)
Other operating income	174	65	42	58	44	30	25

Total noninterest income	2,186	(1,882)	600	584	587	415	(2,982)

Noninterest expense:
Salaries and employee benefits	10,687	7,419	3,067	2,716	2,596	2,308	2,060
Occupancy, equipment and furnishings	2,472	2,030	690	630	595	557	487
Data processing and operations	962	789	272	240	229	221	200
Advertising	705	492	113	202	198	192	3
Professional services	726	363	269	167	154	136	96
Printing, postage and supplies	441	376	109	123	99	110	37
Other operating expenses	2,122	1,551	637	544	539	402	380

Total noninterest expense	18,115	13,020	5,157	4,622	4,410	3,926	3,263

Income (loss) before income taxes	(1,824)	(1,780)	(1,209)	(71)	(244)	(300)	(3,241)
Income tax provision (benefit)	(928)	(1,312)	(456)	(62)	(191)	(219)	(1,606)

Net income (loss)	$(896)	(468)	(753)	(9)	(53)	(81)	(1,635)

SELECTED OPERATING DATA

Net income (loss) per share -
Basic and diluted	$(0.10)	(0.11)	(0.07)	0.00	(0.01)	(0.02)	(0.38)

Net income (loss) (annualized):
Return on average assets	(0.10)%	(0.06)	(0.34)	0.00	(0.02)	(0.04)	(0.84)
Return on average equity	(0.88)%	(1.26)	(2.19)	(0.03)	(0.21)	(0.94)	(17.26)
Efficiency ratio	103.0%	84.3	115.7	99.5	96.9	99.9	94.6

FTE personnel - end of period	239	185	239	234	233	204	185
Number of branches - end of period	14	10	14	14	12	10	10

Stock price (NYSE: GLK)(1):
High	$20.98	18.00	16.63	17.45	20.98	17.86	18.00
Low	$13.82	15.27	13.82	14.05	16.89	16.74	15.30
Close	$14.04	17.80	14.04	16.07	17.48	17.45	17.80

(1) Stock price data prior to the May 1, 2006 merger is that of Bay View Capital Corportion.

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data (continued)

	2006				2005
	December 31,	September 30,	June 30,	March 31,	December 31,

SELECTED BALANCE SHEET DATA
(Dollar amounts in thousands)

Cash:
Cash and cash equivalents	$14,026	13,305	83,246	37,655	95,500
Restricted cash	3,923	3,900	17,970	-	-
Total cash	17,949	17,205	101,216	37,655	95,500

Investment securities:
Available for sale	233,853	242,360	247,783	257,312	212,025
Held-to-maturity	15,997	16,004	16,011	16,018	16,024
Total investment securities	249,850	258,364	263,794	273,330	228,049

Loans:
Real estate loans:
Residential	253,709	247,135	241,530	231,838	223,917
Home equity	53,676	53,235	50,671	50,550	49,874
Commercial	78,666	69,878	70,773	65,628	51,758
Construction	25,481	23,543	11,077	8,649	5,319
Commercial and industrial	55,055	53,791	52,671	41,358	36,940
Automobile loans	43,719	43,284	43,249	40,270	37,626
Other consumer loans	659	769	554	521	491
Total loans	510,965	491,635	470,525	438,814	405,925
Allowance for loan losses	(3,781)	(3,375)	(3,370)	(3,074)	(2,910)
Deferred loan costs, net	6,744	6,761	6,688	6,542	6,321
Total loans, net	513,928	495,021	473,843	442,282	409,336

Net deferred tax asset	43,106	42,109	43,424	3,087	1,731
Goodwill	12,832	12,271	11,721	-	-
Total assets	884,412	869,290	942,124	798,416	775,101
Total interest-earning assets	778,617	766,067	841,861	755,549	730,672

Deposits:
Noninterest-bearing checking	37,145	29,022	29,194	25,535	23,846
Interest-bearing checking	45,139	43,443	40,908	42,288	43,579
Savings and money market	214,454	230,037	259,480	272,351	260,561
Total core deposits	296,738	302,502	329,582	340,174	327,986
Certificates of deposit	337,918	354,018	323,448	306,345	293,098
Total deposits	634,656	656,520	653,030	646,519	621,084

Short-term borrowings	17,900	9,539	12	20,501	20,900
Repurchase agreements	74,000	44,000	112,500	82,000	82,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Total interest-bearing liabilities	701,783	693,409	748,720	735,857	712,510
Net interest-earning assets	76,834	72,658	93,141	19,692	18,162
Stockholders’ equity	135,510	136,288	133,907	33,735	35,593
Tangible stockholders’ equity (1)	122,678	124,017	122,186	33,735	35,593
Securities available for sale - fair
value adjustment included
in stockholders’ equity	$(2,437)	(2,432)	(4,863)	(4,524)	(2,743)
Common shares outstanding	10,921,796	10,915,274	10,913,535	4,300,436	4,300,436

(1) Excludes goodwill recognized in connection with the Bay View merger.

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data (continued)

	2006				2005
	December 31,	September 30,	June 30,	March 31,	December 31,

CAPITAL RATIOS

Tier 1 risk-based capital	20.23%	21.55	18.87	11.80	11.64
Total risk based capital	21.03%	22.30	19.52	12.52	12.32
Tier 1 (core) capital	11.65%	11.60	11.86	6.39	6.52
Equity to assets	15.32%	15.68	14.21	4.23	4.59
Tangible stockholders’ equity to tangible assets (1)	14.08%	14.47	13.13	4.23	4.59

Stockholders’ equity per share	$12.41	12.49	12.27	7.84	8.28
Tangible stockholders’ equity per share (1)	$11.23	11.36	11.20	7.84	8.28

ASSET QUALITY DATA
(Dollar amounts in thousands)

Nonaccrual loans	$3,548	1,186	1,113	753	625
Accruing loans past due 90 days or more	-	-	560	201	662
Total non-performing loans	3,548	1,186	1,673	954	1,287
Foreclosed assets	91	82	583	121	126
Total non-performing assets	$3,639	1,268	2,256	1,075	1,413

Provision for loan losses	$443	29	318	240	212
Net loan charge-offs	$(37)	(24)	(22)	(76)	(19)
Net charge-offs to average loans	0.03%	0.02	0.02	0.07	0.02
Total non-performing loans to total loans	0.69%	0.24	0.35	0.21	0.31
Total non-performing assets to total assets	0.41%	0.15	0.24	0.13	0.18
Allowance for loan losses to total loans	0.73%	0.68	0.71	0.69	0.71
Allowance for loan losses to non-performing loans	106.58%	284.62	201.42	322.38	226.04

(1) Excludes goodwill recognized in connection with the Bay View merger.

GREAT LAKES BANCORP, INC.
Summary of Quarterly Financial Data (continued)

			Quarterly Trends
	Years ended		2006				2005
	December 31,		Fourth	Third	Second	First	Fourth
	2006	2005	Quarter	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES
(Dollar amounts in thousands)

Taxable securities	$250,579	327,458	243,864	252,513	261,667	244,255	291,911
Tax-exempt securities	15,161	13,448	15,148	15,157	15,165	15,174	15,182
Commercial loans:
Commercial real estate	79,213	42,195	91,778	85,811	76,566	62,300	52,351
Commercial and industrial	47,591	23,006	54,367	53,361	43,384	39,020	35,754
Consumer loans:
Residential mortgages	242,611	215,937	254,557	246,749	238,862	229,961	233,334
Home equity	51,994	40,794	54,263	53,131	50,850	49,668	49,751
Automobile	41,870	30,869	43,223	43,285	41,820	39,093	35,698
Other	627	527	852	604	555	492	385
Loans	470,597	358,592	505,882	489,694	458,721	427,017	413,394
Total interest-earning assets	778,578	712,540	770,806	793,263	807,686	742,082	731,615
Allowance for loan losses	(3,215)	(2,537)	(3,418)	(3,319)	(3,151)	(2,965)	(2,835)
Noninterest-earning assets	82,095	38,192	105,386	102,581	75,144	44,194	38,891
Total assets	857,458	748,195	872,774	892,525	879,679	783,311	767,671

Interest-bearing liabilities:
Interest-bearing checking	42,207	48,425	42,105	40,916	42,924	42,905	45,075
Savings	110,356	248,062	91,926	98,476	113,834	137,822	180,627
Money market	134,001	31,637	137,413	141,166	140,278	116,844	79,362
Certificates of deposit	329,184	229,364	344,353	349,826	319,300	302,571	272,238
Borrowings	99,444	130,100	76,722	80,222	122,468	119,041	129,623
Total interest-bearing liabilities	715,192	687,588	692,519	710,606	738,804	719,183	706,925

Noninterest-bearing checking	28,708	20,213	33,478	30,606	25,411	25,226	21,896
Total liabilities	755,246	711,566	736,434	757,459	778,762	748,019	732,093
Stockholders’ equity	102,212	36,629	136,340	135,066	100,917	35,292	35,578
Net earning assets	$63,386	24,952	78,287	82,657	68,882	22,899	24,690
Weighted average common shares
outstanding - basic and diluted	8,741,737	4,300,436	10,921,583	10,914,896	8,733,392	4,300,436	4,300,436

Average loans to average deposits	76.4%	64.3	82.2	77.7	74.4	71.2	71.6
Average loans to average assets	54.9%	47.9	58.0	54.9	52.1	54.5	53.9

SELECTED AVERAGE YIELDS/RATES

Total investment securities	4.97%	4.30	5.01	4.98	4.98	4.90	4.43
Loans	5.90%	5.42	5.96	5.99	5.86	5.75	5.49
Total interest-earning assets	5.52%	4.84	5.61	5.60	5.47	5.39	4.99
Interest-bearing checking	1.38%	1.88	1.19	1.28	1.48	1.57	1.68
Savings	2.27%	2.42	2.22	2.24	2.28	2.31	2.38
Money market	3.89%	2.78	3.91	3.92	3.92	3.76	3.43
Certificates of deposit	4.34%	3.42	4.60	4.46	4.25	4.01	3.77
Borrowings	5.04%	3.53	5.48	5.58	4.92	4.50	4.18
Total interest-bearing liabilities	3.86%	2.94	4.04	3.99	3.83	3.58	3.32
Net interest rate spread	1.66%	1.90	1.57	1.61	1.64	1.81	1.67
Contribution of interest-free funds	0.32%	0.11	0.42	0.42	0.33	0.11	0.11
Net interest rate margin	1.98%	2.01	1.99	2.03	1.97	1.92	1.78